UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2013

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21174	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On January 6, 2014, Avid Technology, Inc. (the “Company”) entered into a Rights Agreement (the “Rights Agreement”), dated as of the same date, with Computershare Trust Company, N.A. as Rights Agent (the “Rights Agent”). In connection with the Rights Agreement, the Board of Directors (“Board”) of the Company has declared a dividend distribution of one right (“Right”) for each outstanding share of common stock of the Company (the “Common Stock”) to stockholders of record at the close of business on January 17, 2014  (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit consisting of one ten-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) at an exercise price of $40 per Unit, subject to adjustment. The Rights Agent also serves as the transfer agent, registrar and dividend paying agent for the Company’s stock. A press release issued by the Company on January 7, 2014 announcing the declaration of the Rights is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a distribution date will occur (the date of a distribution is referred to herein as a “Distribution Date”) upon the earlier of (i) 10 business days (or such later date as the Board shall determine) following a public announcement by the Company that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company, certain inadvertent actions by institutional or certain other stockholders or beneficial ownership by certain Exempt Persons or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. An “Exempt Person” is any person or group which beneficially owned 15% or more of the Common Stock at the time of public announcement of the Rights Agreement unless and until such person or group acquires beneficial ownership of additional shares of Common Stock representing one percent or more of the Common Stock then outstanding. The determination of whether a person has become an “Acquiring Person” will be made by deeming such person to be the beneficial owner of any securities in respect of which such person or group of affiliated or associated persons has certain derivative positions with respect to securities of the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.
The Rights are not exercisable until after the Distribution Date and will expire at the next annual meeting of the Company’s stockholders unless the Rights are earlier redeemed or exchanged by the Company as described below.
As soon as practicable after the Distribution Date, Rights Certificates will be delivered to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except for shares of Common Stock issued pursuant to exercises of stock options or as awards under an employee plan or arrangement granted or awarded as of the Distribution Date or upon the exercise, conversion or exchange of securities issued by the Company after the date of the Rights Agreement, or as otherwise determined by the Board, Rights will only be issued with respect to shares of Common Stock that were issued prior to the Distribution Date.
In the event that a Stock Acquisition Date occurs, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void (for this purpose, the Acquiring Person will not be deemed to beneficially own Rights solely as a result of certain derivative positions otherwise constituting beneficial ownership under the Rights Agreement). However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
For example, at an exercise price of $40 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $80 worth of Common Stock (or other consideration, as noted above) for $40.
In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction at a time at which the Company’s Board is controlled by the Acquiring Person or the Acquiring Person owns 50% or more of the outstanding Common Stock and the transaction is with the Acquiring Person or any term of the transaction treats the Acquiring Person differently from other stockholders or (ii) more than 50% of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”
At any time after the occurrence of a Stock Acquisition Date and prior to the acquisition by a person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one ten-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
The exercise price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock or Common Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).
With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. The Company is not required to issue fractional Units and, in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until the close of business on the tenth business day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.
Any of the provisions of the Rights Agreement may be amended by the Board prior to the Stock Acquisition Date. After the Stock Acquisition Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement or to make changes which do not adversely affect the interests of holders of Rights. The foregoing notwithstanding, after such time as the Rights are not redeemable, the Rights Agreement may only be amended to cure any ambiguity, defect or inconsistency.
The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is subject to, and qualified in its entirety by, the Rights Agreement (including the exhibits thereto), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.
Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Avid Technology, Inc. (the “Company”) has determined that it is unlikely that it will be able to regain compliance with its SEC filing requirements for continued listing of its common stock on the NASDAQ Stock Market by the previously reported March 14, 2014 deadline set by the NASDAQ Listing Qualifications Panel.

As previously reported, the Company is in the process of restating its financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 and for its quarterly periods ended September 30, 2012 and 2011, June 30, 2012 and 2011, and March 31, 2012 and 2011. The restatement relates to the Company’s accounting treatment of certain upgrades, enhancements and compatibility extensions (collectively “Software Updates”) it previously made available to certain of its customers at no-charge. The Company has determined that such Software Updates should have been accounted for as implied post-contract customer support (“PCS”) under U.S. Generally Accepted Accounting Principles (“GAAP”). As a result of the pending restatement of prior financial results, the Company is not current in its periodic report filing requirements with the SEC.

While the Company has been working diligently to complete the restatement and regain compliance with its reporting requirements, the Company has determined that, given the scope of the review, it will be unlikely to achieve these objectives prior to the March 14, 2014 deadline.

As a result of this updated timing, the Company’s shares of common stock may be suspended from trading and delisted from the NASDAQ Stock Market. Following a possible suspension of trading in the Company’s common stock on NASDAQ, the Company expects that its shares would trade on the OTC Markets - OTC Pink Tier while the Company works to finalize the restatement. The Company’s trading symbol would remain AVID. For quotes or additional information on OTC Markets and the OTC Pink Tier, you may visit www.otcmarkets.com.

The Company intends to complete the restatement and regain compliance with its SEC filing requirements as soon as practicable. In connection with becoming current in its SEC filing requirements, and if the Company’s shares at such date have been delisted from NASDAQ, the Company intends to apply for prompt relisting on the NASDAQ Stock Market so that it can trade on that market as early as possible after regaining compliance with the listing requirements.

As a result of the ongoing restatement, the Company did not hold an annual meeting of shareholders during the year ended December 31, 2013 and, on January 3, 2014, the Company received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC ("NASDAQ") indicating that the Company’s failure to hold an annual meeting of shareholders and to solicit proxies by December 31, 2013 as required by NASDAQ Listing Rules 5620(a) and 5620(b), may serve as an additional basis for delisting the Company’s common stock from NASDAQ . The Company has been provided with the opportunity to present its plan to evidence compliance with those requirements for the NASDAQ Listing Qualifications Panel's review. The Company intends to hold an annual meeting of shareholders promptly after it has completed the restatement and regained compliance with its SEC filing requirements.

Item 3.03    Material Modification to Rights of Security Holders.
The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01     Changes in Registrant’s Certifying Accountant.

(a) On December 31, 2013, the Audit Committee (“Audit Committee”) of the Board of Directors of the Company dismissed Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm.

In a Form 8-K dated May 17, 2013, the Company reported that the Audit Committee had concluded, after discussions with the Company’s management, that the Company’s unaudited interim consolidated financial statements for the quarterly periods ended (i) September 30, 2012 and 2011, (ii) June 30, 2012 and 2011, and (iii) March 31, 2012 and 2011, as well as its audited consolidated financial statements for the years ended December 31, 2011, 2010 and 2009 should no longer be relied upon because of certain errors in the application of U.S. generally accepted accounting principles (US GAAP). Because of the pending restatement of the above referenced consolidated financial statements, the related audit reports of Ernst & Young on the consolidated audited financial statements have been withdrawn. When originally issued, Ernst & Young’s audit reports on these audited financial statements did not contain any adverse opinion or disclaimer of opinion and such reports were not qualified or modified as to any issues of uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2012 and December 31, 2011, and during the interim periods subsequent to December 31, 2012 to the date hereof, there were no disagreements between Ernst & Young and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the Company’s fiscal years ended December 31, 2012 and December 31, 2011, and during the subsequent interim periods to the date hereof , there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K except for the identification of material weaknesses in the Company’s internal control over financial reporting as described in Item 4 of the

Company’s Form 10-Qs for the quarterly periods ended September 30, 2012, June 30, 2012 and March 31, 2012 and Item 4.02 of the Company’s Form 8-K dated May 17, 2013. As of the date of this Report on Form 8-K, material weaknesses in the Company’s internal control over financial reporting continue to exist.

The Audit Committee is continuing to work with the Company’s management and outside advisors with the goal to implement internal control over financial reporting that are adequate and effective.

The Audit Committee has authorized Ernst & Young to respond fully to the inquiries of the Company’s successor auditor, Deloitte & Touche LLP (“Deloitte”). The Company has furnished a copy of the above disclosure to Ernst & Young and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether or not Ernst & Young agrees with such disclosure. A copy of Ernst & Young’s letter is attached as Exhibit 16.1 to this current report on Form 8-K.
(b) On December 31, 2013 the Audit Committee engaged Deloitte as its independent registered public accounting firm effective immediately. Deloitte was engaged to audit the Company’s consolidated financial statements to be included in its next Form 10-K, which will reflect the effects of the previously announced restatement. The Company’s decision to change its independent registered public accounting firm reflects its desire to complete the pending restatement of its financial statements in an effective manner. The Company continues to work to complete the restatement of its financial statements in order that it can file its overdue SEC periodic reports as soon as practicable.

Item 5.03    Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
The Company filed an Amended Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (the “Certificate of Designations”) on January 7, 2014 with the Secretary of State of the State of Delaware, which was effective upon filing. A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01     Regulation FD Disclosure
The Company issued a press release on January 7, 2014 announcing, among other items, the change in its auditors, a possible delisting from NASDAQ, and certain business and financial updates.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as Exhibit 99.1 hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01.      Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
3.1	Amended Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock
4.1	Rights Agreement, dated as of January 6, 2014, between Avid Technology, Inc. and Computershare Trust Company, N.A. as Rights Agent, including all exhibits thereto
16.1	Letter from Ernst & Young LLP dated January 7, 2014
99.1*	Press release dated January 7, 2014.

*Document furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: January 7, 2014	By: /s/ John W. Frederick Name: John W. Frederick Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer